UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024 (September 20, 2024)
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4FRONT VENTURES CORP.
(Exact name of registrant as specified in its charter)
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British Columbia	000-56075	83-4168417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7010 E. Chauncey Lane Ste. 235 Phoenix, Arizona 85054
(Address or principal executive offices including zip code)
(602) 428-5337
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(g) of the Act:
Title of Class	Trading Symbol	Name of Exchange on which registered
Class A Subordinate Voting Shares, no par value	FFNTF FFNT	OTCQB CSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 20, 2024, 4Front Ventures Corp. (the “Company”) entered into a First Amendment to Loan Agreement (the “Amendment”), by and among the Company, the Company’s wholly-owned subsidiaries, ALT Debt II, LP (the “Lender”), and GGG Partners, LLC, as collateral agent. The Amendment modifies the Loan Agreement executed October 16, 2023 and previously disclosed by the Company on a Form 8-K/A filed with the U.S. Securities and Exchange Commission on October 19, 2023.

Pursuant to the Amendment, the Lender is providing the Company with term loans of up to $2.6 million, with $850,000 released on signing, and the remainder to be released at the Lender’s discretion (the “Term Loans”). The maturity date of the Term Loans is December 31, 2024; such maturity date shall be extended in certain instances, but in no circumstance will the maturity date be extended beyond September 30, 2026.

The Term Loans shall bear interest at an annual rate equal to the greater of (a) the sum of the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. and ten percent (10%), and (b) eighteen and one-half percent (18.5%). Accrued interest on the Term Loans shall be paid by the Company monthly on the first business day of each calendar month occurring while the Term Loans are outstanding. All amounts disbursed under the Loan Agreement will also accrue PIK interest at a rate of 5% per annum, payable at maturity.

The foregoing description of the Amendment is not complete and is subject to, and qualified in its entirety by reference to, the Amendment, a copy of which will be filed subsequent to this filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Amendment, the Company entered into a restricted stock unit agreement (the “RSU Agreement”) pursuant to which the Company will double the percentage of Restricted Share Units (“RSUs”) previously issued to the Lender, resulting in a total issuance of 49,957,714 RSUs. Each RSU will settle into one Class A subordinate voting share, no par value (each a “Share”) of the Company upon the earliest of certain specified conditions (the “Distribution Event”), each as more fully described in the RSU Agreement. The issue price of the RSUs will be equal to CAD$0.08 per RSU. If at the time of the Distribution Event, the number of Shares underlying the RSUs is less than 4.24% of the fully diluted Shares (calculated in accordance with the terms of the RSU Agreement) of the Company, an additional number of RSUs will be issuable to the Lender by the Company with respect to the deficiency, each issuable at the closing market price on the Canadian Securities Exchange on the trading day prior to issuance.

The RSUs were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder, in that the issuance did not involve a public offering and was made without general solicitation or advertising. No underwriters were involved in the transaction and the Lender provided customary representations for a private placement of securities.

Item 7.01 Regulation FD Disclosure.

On September 25, 2024, the Company issued a press release announcing its entry into the Amendment, a copy of which is attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2024

4FRONT VENTURES CORP.

By:	/s/ Andrew Thut
Andrew Thut
Chief Executive Officer